EXHIBIT 99

FOR IMMEDIATE RELEASE
Contact: Anita Novak (Investors)
515-345-2515
Lisa Hamilton (Media)
515-345-7589

EMC INSURANCE GROUP INC. ANNOUNCES REVISED 2010 OPERATING INCOME GUIDANCE AND REPORTS A CHANGE TO THE EXCESS OF LOSS REINSURANCE AGREEMENT BETWEEN ITS REINSURANCE SUBSIDIARY AND EMPLOYERS MUTUAL CASUALTY COMPANY

DES MOINES, Iowa (January 28, 2011) – EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) (the “Company”) today announced that  management is increasing its 2010 operating income1 guidance from the previous range of $1.75 to $2.00 per share, to a revised range of $2.15 to $2.25 per share.  The revised guidance is based on a projected GAAP combined ratio of 102.3 percent. Additional financial information will be available when management reports fourth quarter and year-end financial results on February 24, 2011.

The Company also announced that the terms of the excess of loss reinsurance agreement between the Company’s reinsurance subsidiary, EMC Reinsurance Company, and Employers Mutual Casualty Company (Employers Mutual), the Company’s parent organization, have been revised for 2011.  Effective January 1, 2011, the cost of the $3.0 million retention, or cap, on losses assumed per event decreased from 10.5% of assumed premiums written to 10.0% of assumed premiums written.  This change is a result of efforts to ensure that the terms of the agreement are fair and equitable to both parties.  This revision was approved at a joint meeting of the Inter-Company Committees of the boards of the Company and Employers Mutual on January 27, 2011.

About EMCI EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

Forward-Looking Statements The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;

•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

1 The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income.